Exhibit 99.8

CONSULTANT AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of this      day of July, 2012 (the “Effective Date”), by and between Jane H. Hollingsworth, with offices located at 1249 Hazelwood Drive, Fort Washington, PA 19034 (“Consultant”), and NuPathe Inc., with an office located at 227 Washington Street, Suite 200, Conshohocken, PA 19428 (“NuPathe”).

WHEREAS, Consultant was previously employed as the Chief Executive Officer of NuPathe; and

WHEREAS, the employment relationship between Consultant and NuPathe is being terminated in accordance with that certain Severance and Release Agreement (the “Severance Agreement”) executed concurrently herewith; and

WHEREAS, NUPATHE and CONSULTANT wish to enter into this Agreement for Consultant to provide certain consulting services (the “Services”) to NuPathe.

FOR GOOD AND VALUABLE CONSIDERATION, AND INTENDING TO BE LEGALLY BOUND, Consultant and NuPathe agree as follows:

1.              Duties and Responsibilities of Consultant

Consultant shall be available for up to twenty (20) hours per month to provide the following services (the “Services”) at places and times to be mutually agreed upon by the parties:

•                  Transition activities related to changes in executive management

•                  Acting as a liaison with NuPathe partners and potential partners, key opinion leaders and advocacy groups

•                  Such other Services as may be mutually agreed upon by the parties from time to time

In performing the Services, Consultant agrees to comply with all applicable state and federal laws and regulations, and the standards and practices that are generally accepted in the industry and exercised by other persons engaged in performing similar services.

2.              Payment for Services

NuPathe will pay Consultant a monthly retainer of $10,000 for the Services on the first day of each month.  Expenses incurred by Consultant in connection with the Services and approved in writing by NuPathe shall be paid by NuPathe upon submission to and approval by NuPathe of an invoice and appropriate supporting documentation.

Consultant will submit invoices for expenses within ninety (90) days after expenses incurred.

CONFIDENTIAL

NuPathe will pay all approved expenses within thirty (30) days of receipt of such invoices.

All invoices must be submitted to:

Accounts Payable Department

NuPathe Inc.

227 Washington Street, Suite 200

Conshohocken, PA 19428

Payment will be made to:

Name of Payee: Jane H. Hollingsworth

Taxpayer ID#: ###-##-####

Mailing Address: 1249 Hazelwood Drive

Fort Washington, PA 19034

3.              Confidentiality

The Consultant acknowledges that in the course of performing services for NuPathe, the Consultant will obtain knowledge of NuPathe’s business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, improvements, disclosures, names and positions of employees and/or other proprietary and/or confidential information (collectively the “Confidential Information”). Consultant agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge to any other party, and the Consultant agrees not to use any of the Confidential Information for the Consultant’s own benefit or to the detriment of NuPathe without the prior written consent of NuPathe, whether or not such Confidential Information was discovered or developed by the Consultant. The Consultant also agrees not to divulge, publish or use any proprietary and/or confidential information of others that NuPathe is obligated to maintain in confidence. Upon the completion or earlier termination of this Agreement, or at any time upon NuPathe’s request, Consultant shall promptly return to NuPathe all written Confidential Information.

4.              Consultant’s Warranties.

Consultant warrants and represents that she: (a) has not been, or is not currently, an individual, corporation, partnership, association or entity that has been debarred by the U.S. Food and Drug Administration (“FDA”) pursuant to 21 U.S.C. §335 (a) or (b); (b) has not been convicted of or pled guilty or no contest to a crime; or (c) has not been sanctioned by a federal or state law enforcement, regulatory or licensing agency.  Consultant has no knowledge of any circumstances which may affect the accuracy of the foregoing representations.

5.              Intellectual Property.

5.1                     The Consultant shall promptly and fully disclose to NuPathe, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Consultant (whether or not at the request or upon the suggestion of NuPathe, solely or jointly with others), during the period of her employment with NuPathe that (i) result from, arise out of, or relate to any work, assignment or task performed by the Consultant on behalf of NuPathe, whether undertaken voluntarily or assigned to the Consultant within the scope of her responsibilities to NuPathe, or (ii) were developed using NuPathe’s facilities or other resources or in Employer time, or (iii) result from the Consultant’s use or knowledge of NuPathe’s Confidential Information, or (iv) relate to NuPathe’s business or any of the products or services being developed, manufactured or sold by NuPathe or that may be used in relation therewith (collectively referred to as “Inventions”).  The Consultant hereby acknowledges that all original works of authorship that are made by the Consultant (solely or jointly with others) within the above terms and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  The Consultant understands and hereby agrees that the decision whether or not to commercialize or market any Invention developed by the Consultant solely or jointly with others is within NuPathe’s sole discretion and for NuPathe’s sole benefit and that no royalty shall be due to the Consultant as a result of NuPathe’s efforts to commercialize or market any such Invention.

5.2                     The Consultant agrees to assign and transfer to NuPathe all of the Consultant’s right, title and interest in and to the Inventions, and the Consultant further agrees to deliver to NuPathe any and all drawings, notes, specifications and data relating to the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any Inventions in any and all countries and to vest title thereto in NuPathe and its successors and assigns and to otherwise protect NuPathe’s interests therein.  The Consultant shall not charge NuPathe for time spent in complying with these obligations.  If NuPathe is unable because of the Consultant’s mental or physical incapacity or for any other reason to secure the Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to NuPathe as above, then the Consultant hereby irrevocably designates and appoints NuPathe and its duly authorized officers and agents as the Consultant’s agent and attorney in fact, to act for and in the Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Consultant.

5.3                     The Consultant agrees that in connection with any research, development or other services performed for NuPathe, the Consultant will maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of NuPathe.

6.              Rule 10b-5 Limitations

The Consultant acknowledges that she is aware that the United States securities laws prohibit any person who has material non-public information about a company or its securities from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Consultant covenants to refrain from purchasing or selling securities of NuPathe and from communicating material non-public information about NuPathe or its securities in violation of such securities laws.

7.              Term/Termination

7.1                     This Agreement will commence on August 1, 2012 and terminate on July 31, 2013; provided that Consultant may terminate this Agreement at any time and for any reason upon a minimum of thirty (30) days’ prior notice to NuPathe.

7.2                     NuPathe may terminate this Agreement for non-performance or Material Breach of this Agreement by Consultant , as defined below or for Consultant’s material breach of any of her obligations and covenants under the Severance Agreement; provided, however that with respect to a Material Breach under this Agreement, NuPathe provides Consultant with written notice of such breach indicating its intent to terminate and the such Material Breach remains uncured after the expiration of thirty (30) days after such written notice was given.  For purposes of this Agreement, Material Breach shall mean a repeated and consistent failure of Consultant that continues for at least thirty (30) days to respond to requests from NuPathe in connection with the Services or to cooperate with NuPathe in the performance of the Services. Notwithstanding the foregoing, any termination by NuPathe must be approved by the company’s Board of Directors.

7.3                     In the event of any early termination pursuant to this Section 7, Consultant shall assemble and turn over in an orderly fashion to authorized representatives of NuPathe all documents, write-ups, notes, and other material related thereto.

8.              Miscellaneous

8.1                     This Agreement together with the Severance Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  No amendment or modification of this Agreement shall be binding unless in writing and signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to provisions of conflicts of law.

8.2                     Any terms of this Agreement which by their nature extend beyond its performance, expiration or termination (including, without limitation, Sections 3, 5, 6, 8.3 and this Section 8.2) shall survive any termination or expiration of this Agreement, however caused.

8.3                     Consultant shall not make any announcement, oral presentation or publication relating to the Services without NuPathe’s prior written consent, except as required by law or by court or administrative order, provided however, that prior written notice is provided to NuPathe and that NuPathe has the opportunity to appeal such requirement.

8.4                     Notices given under this Agreement shall be in writing and given to a party at the address set forth above by (a) personal delivery; or (b) Federal Express (or equivalent overnight delivery service), delivery charges prepaid.

8.5                     Consultant acknowledges that she is an independent contractor.  Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or other relationship between Consultant and NuPathe.

8.6                     Consultant agrees that any breach of Sections 3, 5 or 8.3 of this Agreement will cause irreparable damage to NuPathe and that in the event of such breach, NuPathe shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Consultant’s obligations hereunder.

8.7                     This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when joined, shall together constitute one and the same agreement.  Any photocopy, electronic copy or facsimile of this Agreement, or of any counterpart, shall be deemed the equivalent of an original.

ACCEPTED AND APPROVED BY AND BETWEEN:

Jane H. Hollingsworth		NuPathe Inc.

By:	/s/ Jane H. Hollingsworth	By:	/s/ Wayne P. Yetter

		Name:	Wayne P. Yetter

		Title:	Chairman